Exhibit 6.5

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

MAVERICK ENERGY GROUP, LTD.

Convertible Promissory Note

$ 18,000.00	September 8, 2020

FOR VALUE RECEIVED, Maverick Energy Group, Ltd., a Nevada corporation (“Borrower”), hereby promises to pay to New Nets, LLC or it’s designee or its permitted transferees pursuant to Section 7 (in each case, a “Holder”), on September 8, 2021, (subject to the conversion provisions herein) (the “Maturity Date”), the principal sum of $ 18,000.00 or such part thereof as from time to time remains outstanding together with simple interest on the balance of principal remaining unpaid from time to time accruing on and from the date hereof at an annual rate equal to ten percent (10%), provided that in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. Interest shall be calculated based on a 365 or 366-day year, as applicable. All references to “$” shall mean the lawful currency of the United States of America.

This Convertible Promissory Note (this “Note”) is one of a series of convertible promissory notes (the “Transaction Notes”) being executed and delivered in connection with and as a part of a convertible debt offering (the “Debt Offering”) being conducted by Borrower. By accepting the Note, Holder agrees to be bound by the terms and conditions governing the Note and all Transaction Notes and by the covenants and agreements of Holder set out herein.

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

(a) “Common Stock” means Borrower’s common stock, par value $0.0001 per share.

(b) “Conversion Stock” means the equity into which the Note converts pursuant to the terms set forth herein.

(c) “Event of Default” means the occurrence of any of the following: (i) Borrower (A) applies for, petitions or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (B) makes a general assignment for the benefit of creditors; (C) commences a voluntary case under the federal bankruptcy laws or the bankruptcy laws of any state (as now or hereafter in effect); (D) is adjudicated bankrupt or insolvent or admits in writing its inability to pay its debts as they become due; (E) files a petition seeking to take advantage of any other law providing for the relief of debtors; (F) acquiesces in, or fails to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws; (G) has any proceeding commenced against it for the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property unless such proceeding is stayed or dismissed within forty-five (45) days, or if any such appointment is made; (H) has commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which is not stayed within thirty (30) days; or (I) takes any action for the purpose or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this part (i); (ii) Borrower (A) fails to make any payment hereunder when due or (B) otherwise breaches of any material obligation to the Holder, which breach is not cured within thirty (30) days following Borrower’s receipt of notice of such breach from Holder; or (iii) Borrower’s Board of Directors adopts a resolution calling for the dissolution, liquidation or winding-up of Borrower.

(d) “Financing” means any venture capital, institutional or other equity security financing or debt financing with an equity component, in each case, for the account of Borrower.

(e) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Principal. If not earlier converted pursuant to Section 7 hereof, the principal of this Note shall be payable six months from the date signed below (“Maturity Date”).

3. Interest. The Notes will bear interest at a rate of 10% per year. Principle including Interest will be paid to the person in whose name a note is registered at the close of business six months from the Note execution date contained herein. Interest on the Notes will be computed on a 360-day year comprised of twelve 30-day months and will accrue from the date of the original issuance of the Notes. If any interest payment date falls on a date that is not a business day, such payment of interest (or principal in the case of the Maturity Date or any earlier repurchase date for the Notes) will be made on the next succeeding business day, and no interest or other amount will be paid as a result of any such delay.

If the Note, including interest, is not paid in full by the Maturity Date, the interest rate payable on the Note shall be adjusted for interest accruable after the Maturity Date from 10% per annum to 18% per annum until the Note is paid in full.

4. Payment. All payments on account of principal and interest shall be made in lawful money of the United States of America at such place as Holder may from time to time designate in writing to Borrower. This Note may not be prepaid at any time except upon approval of Borrower and Holder.

5. Replacement Note. If at any time Holder notifies Borrower that the Note has been lost, stolen or destroyed and Holder either (a) delivers to Borrower evidence reasonably satisfactory to Borrower of such loss, theft, destruction or mutilation of the Note or (b) executes and delivers to Borrower an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection therewith (an “Affidavit of Loss”), then Borrower will issue a new Note for the same aggregate principal amount as the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as such lost, stolen, destroyed or mutilated Note.

6. Optional Conversion. On or before the Maturity Date, Holder may elect to have any or the entire outstanding principal amount hereunder, and any accrued and unpaid interest thereon, converted into shares of Common Stock. Holder’s stock will fall under the Securities and Exchange Commission Rule 144 Restrictions and carry the appropriate stock legend. Holder will be able to convert the Note into the Restricted Common Stock of the company at a set price of one cent ($0.01) per share.

7. Mechanics of Conversion.

(a) Upon conversion of the Note, Holder shall deliver to Borrower or any transfer agent of Borrower the Note or an Affidavit of Loss, and duly complete, execute and deliver to Borrower an investment representation letter in a form reasonably satisfactory to Borrower that the issuance of Conversion Stock upon conversion hereof is exempt from the registration requirements of the Securities Act and all applicable U.S. state securities laws. Thereupon, there shall be issued and delivered to such Holder one or more certificates or other evidence of stock ownership representing the Conversion Stock into which the Note was convertible. Any Conversion Stock deliverable pursuant to this Section 7 shall be duly authorized, validly issued and fully paid and non-assessable.

b) No fractional share or interest of Conversion Stock, or scrip representing fractional shares or interests, shall be issued upon conversion of the Note. Instead of any fractional shares or interest of Conversion Stock, as the case may be, which would otherwise be issuable upon conversion of the Note, Borrower shall pay to Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price at which such Note converts.

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(c) Upon the issuance of Conversion Stock to Holder pursuant to the conversion of the entire outstanding principal amount under the Note and any accrued and unpaid interest thereon, the Note shall be canceled.

8. Significant Events.

(a) Upon an Event of Default while any principal amount under the Note is outstanding, the entire outstanding principal amount under the Note and any accrued and unpaid interest thereon shall become due and payable as stated in Section 3 herein.

(b) Upon the payment in full of the amounts described in Section 7(a), the Note shall be canceled.

(c) These Notes are the corporate obligation of the Company only and no recourse shall be had for the payment of this Corporate Note, or interest hereon, against any past, present or future member, stockholder, officer or director of the Company, either directly or through the Company by virtue of any statute or the enforcement of any assessment or otherwise; all such liability of said stockholders, officers or directors, as such, being released by the registered owner hereof.

9. Payment of Taxes. Borrower will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Note.

10. Tax Treatment. The parties agree that (a) Holder will not realize any gain or loss for U.S. federal income tax purposes upon conversion to equity securities pursuant to Sections 6 or 7 hereof, (b) occurrence of an event giving rise to an optional conversion right in favor of Holder prior to the Maturity Date is a remote contingency as described in Treasury Regulations Section 1.1275-2(h)(2), (c) the Note is not a contingent payment debt instrument as described in Treasury Regulations Section 1.1275-4 and (d) all tax returns will be prepared by the parties in a manner consistent with clauses (a) through (c) of this Section 10, unless otherwise required by applicable law.

11. Representations and Warranties of Borrower. Borrower represents and warrants to Holder as follows:

a) Organization and Corporate Power. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower has all required corporate power and authority to own its properties and assets, to carry on its business as presently conducted, to enter into and perform this Note to which it is a party and to carry out the transactions contemplated hereby and thereby. Borrower is duly licensed, qualified or registered to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed, qualified or registered would not have, or be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of Borrower (a “Material Adverse Effect”). Borrower is not in violation of any term or provision of its charter or bylaws, each as in effect as of this date, true and correct copies of which have been made available to Holder.

(b) Authorization and Non-Contravention This Note is a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. The execution, delivery, issuance and performance of this Note have been duly authorized by all necessary corporate or other action of Borrower. The execution, delivery and issuance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate or result in a violation of, conflict with or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which Borrower is a party or by which it or its assets are bound, or any provision of the charter or bylaws, or cause the creation of any liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements (except as provided herein), voting trusts, encumbrances, rights or restrictions of any nature upon any of the assets of Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (iii) require from Borrower any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party, except for notice filings pursuant to Regulation D of the Securities Act and applicable state securities laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which Borrower is a party or by which it is bound.

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12. Representations and Warranties of Holder. Holder represents and warrants to Borrower as follows:

(a) Holder is an “accredited investor,” as defined in Rule 501(a) of Regulation D of the Securities Act, as amended.

(b) Borrower has made available to Holder all documents pertaining to Holder’s investment in the Note requested by Holder and given Holder an opportunity to discuss the terms and conditions of this investment with the officers of Borrower responsible for the conduct of its business. Borrower has provided Holder with adequate answers to and information regarding any questions Holder has asked or information Holder has requested regarding Borrower and this investment.

(c) Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this investment.

(d) Holder is acquiring the Note and the shares issuable upon conversion of the Note for its own account, not as a nominee or agent. Holder is acquiring the Note and the shares issuable upon conversion of the Note for investment and has no present intention of selling or otherwise distributing the Note or such shares.

13. Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of the Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Transaction Notes.

14. Governing Law; Severability. This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to instruments made and to be performed wholly within that state. If any provision of the Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

15. Collection Expenses. In case any principal of or interest on the Note shall not be paid when due, Borrower shall pay, on demand, all reasonable and documented costs of enforcement and collection of the Note incurred by Holder, including, but not limited to, reasonable attorney’s fees, disbursements and court costs. The liability of Borrower hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Holder, including, but not limited to, any extension of time, renewal, waiver or other modification.

16. Amendment and Waiver. Any provision of the Note may be amended, waived or modified upon the written consent of Borrower and a Majority in Interest. A waiver of any right or remedy under the Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

17. Assignment. The rights and obligations of Borrower and Holder shall be binding upon and benefit their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or obligations hereunder without the prior consent of Holder.

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18. Notices. Any notice required or permitted under the Note shall be in writing (including facsimile communications and electronic mail) and shall be deemed to have been given (i) on the date of delivery, if personally delivered to the party to whom notice is to be given, (ii) the third day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or (iii) on the date of delivery, if delivered via confirmed facsimile or electronic mail and, in each case, addressed as follows or to the most recent address, specified by written notice, of Holder or Borrower given to the sender pursuant to this Section 18:

(a) if to Holder, to the address set forth on the signature page.

(b) if to the Borrower, to:

Maverick Energy Group, Ltd.

135 Jenkins Street

Suite 105B #356

St. Augustine, Florida 32086

E-mail: mavoneg@aol.com

19. Specific Performance. Borrower acknowledges and agrees that the remedies at law of Holder in the event of any default by Borrower in the performance of or compliance with any of the terms of the Note are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

20. Miscellaneous.

ARBITRATION DISCLOSURES

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

● ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

● ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

● THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS, AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEDDINGS.

● THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

● THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

● THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

● THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

ARBITRATION AGREEMENT

ANY CONTROVERSY BETWEEN YOU AND US SHALL BE SUBMITTED TO ARBITRATION BEFORE THE NEW YORK STOCK EXCHANGE, INC., ANY OTHER NATIONAL SECURITIES EXCHANGE ON WHICH A TRANSACTION GIVING RISE TO THE CLAIM TOOK PLACE (AND ONLY BEFORE SUCH EXCHANGE), OR THE FINANCIAL INDUSTRY REGULATORY AUTHORITY. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTIONS TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL; (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

I (WE) ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE ABOVE.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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SIGNATURE PAGE

The undersigned have executed this instrument as of the date first above written.

BORROWER

MAVERICK ENERGY GROUP, LTD.

By:	/s/ James W. McCabe
Name:	James W. McCabe
Title:	President and CEO

HOLDER

New Nets, LLC.
Printed Name of Holder

Signature of Authorized Person

If Holder is an entity, Authorized Person’s:

Name:

Title:

Address for notice:

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